BancFirst Corporation Reports Third Quarter Earnings

OKLAHOMA CITY, Oct. 16, 2012 /PRNewswire/ -- BancFirst Corporation (NASDAQ GS:BANF) reported net income of $13.9 million or $0.90 diluted earnings per share for the third quarter of 2012, a 10.4% increase over the $12.6 million or $0.81 diluted earnings per share for the third quarter of 2011. Net income for the first nine months of 2012 was $39.6 million or $2.57 diluted earnings per share compared to net income of $34.0 million or $2.18 diluted earnings per share for the nine months ended September 30, 2011.

For the third quarter of 2012 the Company's net interest income was $40.8 million, up slightly from the same period in 2011. Average earning assets grew $280 million from a year ago to $5.3 billion. The Company's net interest margin for the third quarter of 2012 was 3.06% versus 3.20% a year ago as interest rates remain at historically low levels. The Company's loan loss provision for the third quarter was $233,000 down from $885,000 for the same period in 2011. Nonperforming and restructured assets were 0.86% of total assets compared to 0.88% a year ago. Net charge-offs were 0.05% compared to 0.07% for the same period a year ago. For the third quarter of 2012 noninterest income totaled $22.1 million, which was up $2.0 million from last year. The increases in revenues resulted primarily from growth in trust services, commercial deposit revenues, insurance commissions, treasury management services and income on mortgage loan sales. Noninterest expense for the third quarter was $42.5 million compared to $41.3 million a year ago, up 2.9%. In light of the additional tax credits realized in the quarter, the Company made a one-time contribution of $500,000 to its foundation which will help defray future contributions to community organizations. The Company's effective tax rate was 31.6% for the third quarter of 2012 due to largely nonrecurring tax benefits realized from tax credit investments made in 2011 and 2012.

David Rainbolt, BancFirst CEO, said "While interest rates remain low, noninterest income becomes more important. We are pleased with the growth in all areas of noninterest income, but are especially pleased with the growth and momentum in our insurance agency, BancFirst Insurance Services. We have an outstanding team of professionals, led by President Ed McGrath, serving our customers throughout Oklahoma."

At September 30, 2012, the Company's total assets were $5.8 billion, up $227.9 million or 4.1% from December 31, 2011. Loans outstanding of $3.1 billion were up $102.6 million over December 31, 2011. Deposits were $5.3 billion, $215.8 above year-end 2011. The Company's equity capital rose to $510.4 million, an increase of $27.3 million or 5.7% over December 31, 2011.

BancFirst Corporation is an Oklahoma based financial services holding company. The Company's principal subsidiary bank, BancFirst, is Oklahoma's largest state-chartered bank with 93 banking locations serving 51 communities across Oklahoma. More information can be found at www.bancfirst.com.

The Company may make forward-looking statements within the meaning of Section 27A of the securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 with respect to earnings, credit quality, corporate objectives, interest rates and other financial and business matters. Forward-looking statements include estimates and give management's current expectations or forecasts of future events. The Company cautions readers that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, including economic conditions, the performance of financial markets and interest rates; legislative and regulatory actions and reforms; competition; as well as other factors, all of which change over time. Actual results may differ materially from forward-looking statements.

BancFirst Corporation
Summary Financial Information
(Dollars in thousands, except per share and share data - Unaudited)

	2012
					Year-
	Q1	Q2	Q3	Q4	To-Date
Income Statement Data:
Net interest income	$ 40,817	$ 40,869	$ 40,832		$ 122,518
Provision for loan losses	173	248	233		654
Securities transactions	4,032	226	385		4,643
Total noninterest income	23,437	20,364	22,116		65,917
Salaries and employee benefits	24,800	24,830	24,641		74,271
Total noninterest expense	42,037	42,563	42,465		127,065
Net income	14,005	11,729	13,860		39,594
Per Common Share Data:
Net income-basic	0.93	0.77	0.91		2.61
Net income-diluted	0.91	0.76	0.90		2.57
Cash dividends declared	0.27	0.27	0.29		0.83
Common shares outstanding	15,145,280	15,153,991	15,200,468		15,200,468
Average common shares outstanding -
Basic	15,129,868	15,155,525	15,174,755		15,155,035
Diluted	15,410,773	15,426,796	15,447,395		15,431,098
Performance Ratios:
Return on average assets	1.00%	0.83%	0.96%		0.93%
Return on average equity	11.45	9.46	10.86		10.59
Net interest margin	3.18	3.14	3.06		3.13
Efficiency ratio	65.42	69.51	67.46		67.43

	2011
					Year-
	Q1	Q2	Q3	Q4	To-Date
Income Statement Data:
Net interest income	$ 37,289	$ 38,006	$ 40,218	$ 41,384	$ 156,897
Provision for loan losses	788	2,013	885	829	4,515
Securities transactions	8	1,316	50	224	1,598
Total noninterest income	17,730	19,679	20,117	19,435	76,961
Salaries and employee benefits	21,812	22,558	23,845	24,016	92,231
Total noninterest expense	36,397	39,610	41,259	41,380	158,646
Net income	11,355	10,115	12,553	11,598	45,621
Per Common Share Data:
Net income-basic	0.74	0.66	0.82	0.77	2.99
Net income-diluted	0.72	0.65	0.81	0.75	2.93
Cash dividends declared	0.25	0.25	0.27	0.27	1.04
Common shares outstanding	15,390,357	15,273,181	15,125,541	15,117,430	15,117,430
Average common shares outstanding -
Basic	15,375,644	15,364,738	15,210,090	15,122,368	15,267,357
Diluted	15,679,298	15,651,953	15,471,659	15,389,289	15,550,131
Performance Ratios:
Return on average assets	0.89%	0.77%	0.91%	0.84%	0.85%
Return on average equity	9.90	8.59	10.50	9.59	9.65
Net interest margin	3.21	3.17	3.20	3.24	3.20
Efficiency ratio	66.15	68.67	68.38	68.04	67.84

BancFirst Corporation
Summary Financial Information
(Dollars in thousands, except per share data - Unaudited)

	2012
	Q1	Q2	Q3	Q4
Balance Sheet Data:
Total assets	$ 5,737,994	$ 5,671,711	$ 5,836,751
Total loans	3,049,376	3,065,439	3,116,096
Allowance for loan losses	(37,633)	(37,436)	(37,258)
Securities	573,801	575,034	540,475
Deposits	5,152,856	5,099,648	5,253,505
Stockholders' equity	491,957	499,561	510,387
Book value per common share	32.48	32.97	33.58
Tangible book value per common share	28.64	29.16	29.82
Balance Sheet Ratios:
Average loans to deposits	59.99%	60.35%	59.99%
Average earning assets to total assets	92.51	92.60	92.85
Average stockholders' equity to average assets	8.73	8.77	8.83
Asset Quality Data:
Past due loans	$ 1,150	$ 1,403	$ 731
Nonaccrual loans	20,721	20,702	22,101
Restructured loans	18,483	18,089	17,784
Total nonperforming and restructured loans	40,354	40,194	40,616
Other real estate owned and repossessed assets	12,408	10,223	9,796
Total nonperforming and restructured assets	52,762	50,417	50,412
Nonperforming and restructured loans to total loans	1.32%	1.31%	1.30%
Nonperforming and restructured assets to total assets	0.92	0.89	0.86
Allowance to total loans	1.23	1.22	1.20
Allowance to nonperforming and restructured loans	93.26	93.14	91.73
Net charge-offs to average loans	0.03	0.06	0.05
	2011
	Q1	Q2	Q3	Q4
Balance Sheet Data:
Total assets	$ 5,239,658	$ 5,267,445	$ 5,472,306	$ 5,608,825
Total loans	2,796,390	2,861,844	2,984,114	3,013,498
Allowance for loan losses	(36,136)	(37,092)	(37,456)	(37,656)
Securities	681,159	580,059	607,046	614,977
Deposits	4,666,199	4,701,999	4,887,332	5,037,735
Stockholders' equity	466,827	470,397	474,396	483,041
Book value per common share	30.33	30.80	31.36	31.95
Tangible book value per common share	26.71	27.17	27.52	28.07
Balance Sheet Ratios:
Average loans to deposits	60.83%	60.16%	60.58%	60.97%
Average earning assets to total assets	92.49	92.49	92.22	92.76
Average stockholders' equity to average assets	9.03	8.98	8.67	8.73
Asset Quality Data:
Past due loans	$ 3,016	$ 1,166	$ 1,413	$ 798
Nonaccrual loans	24,391	22,469	29,039	21,187
Restructured loans	316	344	1,059	1,041
Total nonperforming and restructured loans	27,723	23,979	31,511	23,026
Other real estate owned and repossessed assets	15,974	15,501	16,723	16,640
Total nonperforming and restructured assets	43,697	39,480	48,234	39,666
Nonperforming and restructured loans to total loans	0.99%	0.84%	1.06%	0.76%
Nonperforming and restructured assets to total assets	0.83	0.75	0.88	0.71
Allowance to total loans	1.29	1.30	1.26	1.25
Allowance to nonperforming and restructured loans	130.35	154.68	118.87	163.54
Net charge-offs to average loans	0.06	0.15	0.07	0.08

BancFirst Corporation
Consolidated Average Balance Sheets
And Interest Margin Analysis
Taxable Equivalent Basis
(Dollars in thousands - Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2012			September 30, 2012
		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
ASSETS
Earning assets:

Loans	$ 3,093,928	$ 42,112	5.40%	$ 3,064,584	$ 126,126	5.48%
Securities – taxable	516,187	1,681	1.29	523,953	6,174	1.57
Securities – tax exempt	47,649	563	4.69	50,874	1,847	4.84
Interest bearing deposits with banks	1,667,921	1,071	0.25	1,620,688	3,105	0.26
Total earning assets	5,325,685	45,427	3.38	5,260,099	137,252	3.48

Nonearning assets:
Cash and due from banks	141,353			144,471
Interest receivable and other assets	306,079			309,874
Allowance for loan losses	(37,533)			(37,610)
Total nonearning assets	409,899			416,735
Total assets	$ 5,735,584			$ 5,676,834

LIABILITIES AND
STOCKHOLDERS' EQUITY
Interest-bearing liabilities:
Transaction deposits	$ 693,616	$ 224	0.13%	$ 718,997	$ 758	0.14%
Savings deposits	1,783,662	1,412	0.31	1,737,242	4,356	0.33
Time deposits	854,967	2,093	0.97	871,749	6,747	1.03
Short-term borrowings	6,521	7	0.43	7,255	23	0.42
Long-term borrowings	11,282	84	2.95	12,832	280	2.91
Junior subordinated debentures	26,804	492	7.28	32,504	1,643	6.73
Total interest-bearing liabilities	3,376,852	4,312	0.51	3,380,579	13,807	0.54

Interest-free funds:
Noninterest bearing deposits	1,825,053			1,770,283
Interest payable and other liabilities	27,404			27,749
Stockholders' equity	506,275			498,223
Total interest free-funds	2,358,732			2,296,255
Total liabilities and stockholders' equity	$ 5,735,584			$ 5,676,834
Net interest income		$ 41,115			$ 123,445
Net interest spread			2.87%			2.94%
Net interest margin			3.06%			3.13%

CONTACT: Joe T. Shockley Jr., chief financial officer, +1-405-270-1003, or David Rainbolt, chief executive officer, +1-405-270-1002, both of BancFirst Corporation